UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 10, 2020, Leaf Group Ltd. (the “Company”) received notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) that it is no longer in compliance with the NYSE continued listing standards set forth in Section 802.01B of the NYSE’s Listed Company Manual due to the fact that the Company’s average global market capitalization over a consecutive 30 trading-day period was less than $50 million and, at the same time, its stockholders’ equity was less than $50 million. As set forth in the Notice, as of April 9, 2020, the 30 trading-day average global market capitalization of the Company was approximately $46.8 million and the Company’s last reported stockholder’s equity as of December 31, 2019 was $47.8 million. The market capitalization of the Company was above $50 million prior to the precipitous stock market decline that was triggered by the COVID-19 pandemic.

In accordance with NYSE listing requirements, the Company plans to notify the NYSE within 10 business days of the receipt of the Notice of its intent to submit a plan within 45 days of the Notice advising the NYSE of definitive action it has taken and is taking in order to bring the Company into compliance with Section 802.01B within 18 months of receipt of the Notice. The NYSE will review the Company’s plan and, within 45 days, make a determination as to whether the Company has made a reasonable demonstration of its ability to come into conformity with Section 802.01B within the 18-month cure period. If the Company’s plan is not submitted on a timely basis or is not accepted, the NYSE will initiate suspension and delisting proceedings. If the NYSE accepts the Company’s plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18-month cure period, subject to the Company’s compliance with the plan and other continued listing standards. The NYSE will review the Company on a quarterly basis to confirm compliance with the plan. If the Company fails to comply with the plan or does not meet continued listing standards at the end of the 18-month cure period, it will be subject to the prompt initiation of NYSE suspension and delisting procedures.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE during the cure period under the common stock trading symbol “LEAF”, subject to the Company’s continued compliance with the plan and other listing requirements of the NYSE. The common stock trading symbol will have an added designation of “.BC” to indicate that the status of the common stock is “below compliance” with the NYSE continued listing standards. The “.BC” indicator will be removed at such time as the Company regains compliance.

The Notice does not affect the Company’s business operations or its reporting obligations with the Securities and Exchange Commission, and it does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

Item 7.01	Regulation FD Disclosure

On April 16, 2020, the Company issued a press release announcing that it has received a Notice that it is no longer in compliance with the NYSE continued listing standards as described above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any general incorporation language in such filing, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release dated April 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2020	LEAF GROUP LTD.

	By:	/s/ Jantoon Reigersman
Jantoon Reigersman
Chief Financial Officer